                                                                   EXHIBIT 10.17


                                  SUBSCRIPTION
                                    AGREEMENT

                                     between

                                CRICINFO LIMITED



                                      -and-



                             SATYAM INFOWAY LIMITED





                                      -and-

                              THE SENIOR MANAGEMENT











                                Latham & Watkins
                    Solicitors and Registered Foreign Lawyers
                         99 Bishopsgate, Eleventh Floor
                            London, England EC2M 3XF

                                TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATION..............................................     1

2.    CONDITIONS..................................................................    10

3.    INVESTOR'S RIGHT OF RESCISSION..............................................    12

4.    SUBSCRIPTION OF SUBSCRIPTION SHARES.........................................    12

5.    NET ASSET VALUE.............................................................    12

6.    CONSIDERATION...............................................................    13

7.    INITIAL COMPLETION..........................................................    13

8.    FINAL COMPLETION............................................................    13

9.    SUBSCRIPTION FOR ADDITIONAL SHARES..........................................    14

10.   WARRANTIES..................................................................    19

11.   PROTECTION OF GOODWILL......................................................    22

12.   ANNOUNCEMENTS...............................................................    23

13.   FURTHER ASSURANCE...........................................................    23

14.   ASSIGNMENT..................................................................    24

15.   ENTIRE AGREEMENT: REMEDIES..................................................    24

16.   WAIVER, VARIATION AND RELEASE...............................................    24

17.   COSTS AND EXPENSES..........................................................    25

18.   NOTICES.....................................................................    25

19.   COUNTERPARTS................................................................    26

20.   LANGUAGE....................................................................    27

21.   INVALIDITY..................................................................    27

22.   AGREEMENT TO CONTINUE IN FULL FORCE AND EFFECT..............................    27

23.   CONFIDENTIALITY.............................................................    27

24.   GOVERNING LAW AND JURISDICTION..............................................    28

25.   THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999............................    28

                                    SCHEDULES
                                    ---------

SCHEDULE 1    Senior Management

SCHEDULE 2    Directors of the Company and the Subsidiaries

SCHEDULE 3    Part 1       Properties
              Part 2       Leases
              Part 3       Inferior Leases

SCHEDULE 4    Part 1       The Company
              Part 2       The Subsidiaries

SCHEDULE 5    Part 1       General Warranties
              Part 2       Taxation Warranties

SCHEDULE 6    Part 1 & 2   Completion

SCHEDULE 7    Investment Representations

SCHEDULE 8    Intellectual Property

              Part 1       Registered Intellectual Property
              Part 2       IP Licenses

SCHEDULE 9    Information Technology

              Part 1       IT Systems

SCHEDULE 10   Matters Pending Completion

THIS AGREEMENT is made on 26 May, 2000

BETWEEN:

(1) CRICINFO LIMITED, registered in England with number 3215055 whose registered office is Hartham Park, Corsham, Wiltshire, SN13 0RP United Kingdom (the "Company");

(2) SATYAM INFOWAY LIMITED organised under the laws of the Republic of India whose registered office is at Maansarovar Towers, 271-A, Anna Salai, Teyriampet, Chennai 600 018, India (the "Investor"); and

(3)  THE SENIOR MANAGEMENT whose respective names and addresses are set out in
     Schedule 1 (the "Senior Management", each a "Senior Manager").

WHEREAS:

(A) The Company has at the date of this Agreement an authorised share capital of (Pounds)1000 divided into 1000 ordinary shares of (Pounds)1 each of which 100 are issued and fully paid or credited as fully paid.

(B) Prior to Final Completion (as hereinafter defined) the Company intends to subdivide each of its ordinary shares of (Pounds)1 each in the capital of the Company into 1,000 shares of (Pounds)0.001p. Where numbers of shares have been stated in this Agreement it has been assumed that such sub-division has taken place.

(C) Under a separate share purchase agreement, dated 5 April 2000 (the "Indigo Purchase Agreement"), Indigo Holdings Limited has agreed to sell and the Investor has agreed to purchase 25 (25,000 Ordinary Shares of (Pounds)0.001p each, post subdivision) Ordinary Shares of (Pounds)1 each in the capital of the Company, conditional, among other things, upon the Investor completing its subscription for Subscription Shares (as hereinafter defined) pursuant to this Agreement.

(D) The Company has agreed to issue and allot the Subscription Shares to the Investor and the Investor has agreed to subscribe for the Subscription Shares subject to the terms and conditions of this Agreement.

THE PARTIES AGREE as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words. and expressions have the meanings set opposite them:


       "Accounts"          the report of the Directors and Management Accounts
                           for the year ended 31 March 2000 prepared by the Company's accountants, Wickham, Hunt & Co. dated 15
                           May 2000 and comprising the balance sheet as at the Balance Sheet Date and the profit and loss account for the last accounting reference period ended on the Balance Sheet Date of the Company, a copy of each of which has been initialled by or on behalf of each of
                                    the parties for the purpose of
                                    identification;

       "Accounting Standards"       statements of standard accounting practice
                                    (including financial reporting standards) issued pursuant to section 256, CA 85 by the Accounting Standards Board Limited;

       "Additional                  43,605 Ordinary Shares in the Company
       Subscription Shares"         subject to adjustment in accordance with the
                                    Subscription Rights set out in Clause
                                    9.2;

       "Affiliate"                  in relation to any body corporate, any
                                    Holding Company or subsidiary undertaking of such body corporate or any subsidiary undertaking of a Holding Company of such body corporate;

       "Agreement"                  this Agreement including the schedules;

       "Articles"                   the new articles of association of the
                                    Company in Agreed Form to be adopted by the Company at Final Completion;

       "Balance Sheet Date"         31 March 2000

       "Business"                   collectively the businesses of the Company
                                    and each of the Subsidiaries at the date hereof;

       "Business Day"               a day (other than a Saturday or Sunday) when
                                    banks are open for business in all of
                                    England, India and New York;

       "CA 85"                      Companies Act 1985;

       "CAA"                        Capital Allowances Act 1990;

       "Clarification and           the clarification and termination agreement
       Termination                  in the Agreed Form between, inter alia, the
       Agreement"                   Company and Indigo;

       "Companies Acts"             CA 85 together with the Companies Act 1989;

       "Company Shareholders"       each of those persons registered as a
                                    shareholder of the Company;

       "Company's Solicitors"       Simmons & Simmons of 21 Wilson Street,
                                    London, EC2M 2TX;

       "Competent Authority"        means any person or legal entity (including
                                    any Governmental Authority) having
                                    regulatory authority in any court of law or tribunal;

       "Confidential                all information received or obtained as a
                                    result of entering

       Information"                 into or performing, or supplied by or on
                                    behalf of a party in the negotiations
                                    leading to, this Agreement and which relates to:

                                    (i)    the Company, the Subsidiaries and
                                           their respective Affiliates;

                                    (ii)   any aspect of the Business;

                                    (iii)  the provisions of this Agreement;

                                    (iv)   the negotiations relating to this
                                           Agreement;

                                    (v)    the subject matter of this Agreement;
                                           or

                                    (vi)   the Investor Group and any aspect of
                                           the business of the Investor Group;

       "Connected Person"           a person connected with any of the
                                    Warrantors or the Directors (or any former director of the Company or any of the Subsidiaries) within the meaning of section
                                    839, ICTA 1988;

       "Consideration"              the consideration payable for the
                                    Subscription Shares as specified in Clause
                                    6.1 subject to adjustment in accordance with Clause 5;

       "Consideration ADRs"         Investor ADRs evidencing American Depositary
                                    Shares representing shares of unregistered common stock in the Investor;

       "Contract"                   any contract, agreement, obligation
                                    commitment, understanding, arrangement or liability (in each case being legally binding);



       "Copyright"                  copyright, design rights, topography rights
                                    and database rights whether registered or unregistered (including any applications for registration of any such thing) and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or of any other jurisdiction and for the avoidance of doubt this definition shall not include any rights in software (including all source code and object code and all modules, routines and sub-routines thereof and other preparatory material thereto);

       "Cricket Boards"             the National Cricket Boards of South Africa,
                                    Pakistan, New Zealand and Zimbabwe;

       "Directors"                  the directors of the Company and the
                                    Subsidiaries named in Schedule 2;

       "Disclosed"                  fairly disclosed by the Disclosure Documents
                                    and "Disclosure" shall be construed
                                    accordingly;

       "Disclosure Documents"       the Disclosure Letter and the two identical
                                    bundles of documents collated by or on
                                    behalf of the Warrantors, the outside covers of each of which have been signed for identification by or on behalf of the Warrantors and the Investor;

       "Disclosure Letter"          the letter described as such of even date
                                    herewith addressed by the Warrantors to the Investor;

       "Encumbrance"                any interest or equity of any person
                                    (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

       "ERA"                        Employment Rights Act 1996;

       "Exercise Date"              the Business Day next following the date of
                                    receipt by the Company of the Notice of
                                    Subscription;

       "Final Completion"           final completion of this Agreement in the
                                    terms set out in Clause 8;

       "Financial Year"             a financial year within the meaning ascribed
                                    to such expression by section 223, CA 85;

       "Governmental Authority"     any government or any government agency,
                                    bureau, board commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state municipal or local, domestic or foreign;

       "Group"                      together the Company and the Subsidiaries;

       "Hardware"                   any and all computer, telecommunications and
                                    network equipment owned and operated by the Company;

       "Holding Company"            a holding company within the meaning
                                    ascribed to such expression by sections 736 and 736A, CA85;

       "ICTA 1988"                  Income and Corporation Taxes Act 1988;

       "India Agreement"            confirmatory agreement between (inter alia)
                                    the Company and Indigo in Agreed Form;

       "Indigo" Indigo Holdings Limited, a company incorporated in Guernsey whose registered office is 16 New Street, St.

                                    Peter Port, Guernsey, Channel Islands;

       "Initial Completion"         initial completion of the Agreement in the
                                    terms set out in Clause 7;

       "Intellectual Property"      Patent Rights, Know-How, Copyright, Trade
                                    Marks and IP Materials;

       "Investor's Accountants"     KPMG, Chennai, India;

       "Investor ADRs"              American Depository Receipts, each ADR
                                    evidencing an American Depository Share
                                    representing one-fourth of one fully paid
                                    Ordinary Share of the Investor;

       "Investor's Group"           the Investor and its Affiliates;

       "Investor Letter of          a letter of subscription for Subscription
       Application"                 Shares by the Investor;

       "Investor's Solicitors"      Latham & Watkins of 99 Bishopsgate, 11th
                                    Floor, London, EC2M 3XF;

       "IP Licences"                all agreements, arrangements or undertakings
                                    pursuant to which to any material extent (i) the Company or any of the Subsidiaries uses or has the right to use any Intellectual
                                    Property, and (ii) any third party uses or has the right to use any Relevant
                                    Intellectual Property;

       "IP Materials"               all documents, records, tapes, discs,
                                    diskettes and any other materials whatsoever containing Copyright works, Know-How or
                                    Software other than any third party software
                                    (including all source code and object codes and all modules, routines and sub-routines thereof and other preparatory material thereto);

       "IT Services"                any services relating to the IT Systems or
                                    to any other aspect of the Company's or any of the Subsidiaries' data processing or data transfer requirements, including facilities management, bureau services, hardware maintenance, software development or support, consultancy, source code deposit, recovery and network services;

       "IT Systems"                 Hardware and/or Software owned or used by
                                    the Company or any of the Subsidiaries;

       "Know-How"                   trade secrets and confidential business
                                    information including details of supply
                                    arrangements, customer lists and pricing policy; sales targets, sales statistics, market share statistics, marketing surveys and reports; marketing research; unpatented technical and other information including inventions, discoveries, processes and procedures, ideas, concepts, formulae, specifications, procedures for experiments and tests and results of experimentation and testing;
                                    together with all common law or statutory rights protecting the same including by any action for breach of confidence and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or any other jurisdiction;

       "Notice of Subscription"     the notice by which Subscription Rights are
                                    exercisable;

       "Ordinary Shares"            ordinary shares of (Pounds)0.001p each in
                                    the Company;

       "Patent Rights"              patent applications or patents, author
                                    certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition including any divisions, renewals, continuations, refilings, confirmations-in-part, substitutions, registrations, confirmations, additions, extensions or reissues thereof and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or any other jurisdiction;

       "Pension Schemes"            agreements or arrangements (whether legally
                                    enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any present or former director, officer or employee of the Company or of any of the Subsidiaries or for the benefit of the dependants of any such persons;

       "Proceedings"                any proceeding, suit or action arising out
                                    of or in connection with this Agreement;

       "Properties"                 the properties of which short particulars
                                    are set out in Schedule 3 and the expression
                                    "Property" shall mean, where the context so admits, any one or more of such properties and any part or parts thereof;

       "Record Date"                in relation to any issue of Ordinary Shares,
                                    securities, rights, options or warrants or any dividend or capital distribution, the date as of which holders of Ordinary Shares must be registered in order to participate therein;

       "Registered Intellectual     the Intellectual Property owned by the
       Property"                    Company or any of the Subsidiaries which is
                                    either registered or applied for and listed in Part 1 of Schedule 8;

       "Registration                a registration statement in appropriate form
                                    to be filed with

       Statement"                   the SEC;


       "Relevant Claim"             a claim under this Agreement for breach of
                                    the Warranties;

       "Relevant IP"                all Registered Intellectual Property and
                                    Unregistered Intellectual Property other than any Intellectual Property right in any third party software (including all source and object code and all mode routines and sub-routines thereof and other preparatory materials thereto);

       "SEC"                        The Securities and Exchange Commission;

       "Shareholders                the shareholders agreement in Agreed Form to
       Agreement"                   be entered into at Final Completion between
                                    the Company, the Investor and the Senior
                                    Management;

       "Share Purchase              the share purchase agreement, dated 15
       Agreement"                   September, 1999 entered into between Mr.
                                    Michael Watt (subsequently novated to Indigo
                                    Holdings Limited), Cricinfo Limited,
                                    Cricinfo India Pvt. Limited and Dr. Simon
                                    King as varied and novated;

       "Software"                   any and all computer programs in both source
                                    and object code form, including all modules, routines and sub-routines thereof and all source and other preparatory materials relating thereto, including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and including any manuals or other documentation relating thereto and computer generated works;

       "SSAP" a statement of standard accounting practice or financial reporting standard in force at the date hereof as issued by the Institute of Chartered Accountants in England and Wales and adopted by the ASB as an Accounting Standard;

       "Stock Exchange"             the relevant stock exchange on which shares
                                    of the Company may be listed;

       "Subscription Period"        the period commencing on 18 October 2000 and
                                    ending at close of business on the fifth
                                    Business Day following pricing of the shares of the Company or any Holding Company of the Company for the purposes of an initial public offering of those shares;

       "Subscription Price"         an amount equal to $992 (being the price per
                                    Subscription Share), subject to adjustment pursuant to Clause 9, multiplied by the relevant number of Additional Subscription
                                    Shares subscribed for by the Investor;

       "Subscription Rights"        the right to subscribe for Additional Shares
                                    pursuant to Clause 9;

       "Subscription Shares"        the 18,605 Ordinary Shares to be issued by
                                    the Company credited as fully paid and
                                    allotted to the Investor pursuant to this Agreement at Final Completion;

       "subsidiary"                 a subsidiary within the meaning ascribed to
                                    such expression by sections 736 and 736A, CA
                                    85;

       "subsidiary                  a subsidiary undertaking within the meaning
       undertaking"                 ascribed to such expression by section 258,
                                    CA85;

       "Subsidiaries"               the subsidiaries of the Company named in
                                    Part 2 of Schedule 4 plus Cric Info India
                                    Private Limited;

       "Taxation" or "Tax"          (a) all forms of taxation imposed by a
                                    Taxation Authority including any charge, tax, duty, levy, impost. withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person and whether of the UK or any other jurisdiction; and (b) any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation within (a) above;

       "Taxation Authority"         the Inland Revenue, Customs & Excise,
                                    Department of Social Security and any other governmental or other authority whatsoever competent to impose any Taxation whether in the United Kingdom or elsewhere;

       "Taxation Statute"           any directive, statute, enactment, law or
                                    regulation, wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same;

       "Tax Warranties"             the warranties set out in Part 2 of Schedule
                                    5;

       "TCGA"                       Taxation of Chargeable Gains Act 1992;

     "TMA"                    Taxes Management Act 1970;

     "Trade Marks"            trade or service mark applications or registered
                              trade or service marks, registered protected designations of origin, registered protected geographic origins, refilings, renewals or reissues thereof, unregistered trade or service marks, get-up in each case with any and all associated goodwill and all rights or forms of protection of a similar or analogous nature including rights which protect goodwill whether arising or granted under the law of England or of any other jurisdiction;

     "Trade Union"            as defined in section 1, TULRCA;

     "TULRCA"                 Trade Union and Labour Relations (Consolidation)
                              Act 1992;

     "TUPE"                   Transfer of Undertakings (Protection of
                              Employment) Regulations 1981;

     "Unregistered            Intellectual Property owned, licensed, used or
      Intellectual            exploited by the Company or any of the
        Property"             Subsidiaries and which is material to the
                              Business other than Registered Intellectual
                              Property;

     "User" any visitor to the Company's website from time to time;

     "VAT"                    value added tax;

     "VATA"                   Value Added Tax Act 1994;

     "Warranties"             the warranties referred to in Clause 10 and set
                              out in Schedule 5;

     "Warrantors"             together the Company and the Senior Management,
                              each a "Warrantor"; and

     "in Agreed Form"         in the form agreed between the parties to this
                              Agreement and signed for the purposes of identification by or on behalf of each party.

1.2 The table of contents and headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

     References to the word "include" or "including" are to be construed without limitation.

1.4 References to recitals, schedules and clauses are to recitals and schedules to and clauses of this Agreement unless otherwise specified and references within a schedule to paragraphs are to paragraphs of that schedule unless otherwise specified.

1.5 Any reference to "writing" or "written" includes faxes and any non-transitory form of visible reproduction of words (excluding, for the avoidance of doubt, e-mails unless reproduced in hard copy).

1.6 Any agreement, covenant, representation, warranty, undertaking or liability arising under this Agreement on the part of two or more persons shall be deemed to be made or given by such persons severally.

1.7  References to the Warrantors shall include each of them severally.

1.8 In Schedule 5, references to the Company shall be deemed to include a corresponding reference to the Subsidiaries and each of them severally and references to the Accounts are to those of the Company or the relevant Subsidiary, as the case may be.

1.9 References to times of the day are to London time and references to a day are to a period of 24 hours running from midnight.

1.10 References to "parties" means all the parties to this Agreement and "party" means any one of them.

2.   CONDITIONS

2.1  Conditions precedent

     Subject to Clause 2.2, Final Completion of this Agreement is subject to and conditional upon:

     2.1.1 a resolution being passed by the requisite number of Company Shareholders in extraordinary general meeting or by written resolution waiving all rights of pre-emption or any other rights over any of the Subscription Shares and the Additional Subscription Shares to be subscribed for by Investor and the Ordinary Shares to be transferred to the Investor by Indigo pursuant to the Indigo Purchase Agreement;

     2.1.2 a resolution being passed by the requisite number of Investor shareholders permitting the allotment and issuance of, and waiving rights of pre-emption over, Investor common stock in connection with the creation of, inter alia, the Consideration ADRs;

     2.1.3 audited financial statements for the Financial Year ended 31 March, 2000 (reconciled to US GAAP accounting requirements and accompanied by applicable auditors comfort letters and consents to use in the Registration Statement) being delivered to Investor;

     2.1.4 a certified true copy of the executed India Agreement being delivered to Investor;

     2.1.5 execution of the Clarification and Termination Agreement by the parties thereto;

     2.1.6 all conditions for completion set forth in Clause 2.3 of the Indigo Purchase Agreement having been satisfied except for the condition requiring the Investor to have subscribed for Subscription Shares.

2.2  Waiver of conditions precedent

     Notwithstanding Clause 2.1, the Investor shall be entitled by notice in writing given to the Company to waive (to such extent as it may think fit) compliance with the conditions stated in Clauses 2.1.4 and 2.1.5.

2.3  Termination

     In the event that (i) all conditions set forth in Clause 2.1 have not been satisfied or, in the case of the conditions stated in Clauses 2.1.4 and 2.1.5, waived prior to 31 July 2000 and/or (ii) either the Registration Statement has not been declared effective by the SEC or the Consideration has not been paid in cash, the obligations under this Agreement shall terminate (except as regards Clauses 13, 18, 25 and 26 and this Clause 2.3) and no party shall have any further obligation to the other except as regards any breach arising prior to such date. Upon such termination ("Termination"), all entitlement of the Investor to the Subscription Shares shall cease and all entitlement of the Company to any Investor ADRs shall terminate. If Termination occurs after the Subscription Shares have been allotted, upon Termination the Investor shall transfer the Subscription Shares at the direction of the Company for nominal consideration ((Pounds)10), and the Company shall transfer the Consideration ADR's at the direction of the Investor for nominal consideration ($10). Each shall appoint the other their lawful attorney to execute and deliver all documents in connection with the foregoing.

2.4  Matters Pending Final Completion

     The Company hereby undertakes and (insofar as they are respectively able through the exercise by them of all voting rights and other powers of control respectively exercisable by them as Company Shareholders and Directors) each of the Senior Managers hereby undertakes to procure that, save as required or permitted by this Agreement, neither the Company nor any of its Subsidiaries shall, without the previous written consent of the Investor (such consent not to be unreasonably withheld), take any of the actions set out in Schedule 10 during the period commencing the date of this Agreement and ending immediately following Final Completion.

3.   INVESTOR'S RIGHT OF RESCISSION

3.1  In the event of:

     3.1.1 an injunctive or other similar order that prohibits the Company from performing the Business or any material part thereof being made; or

     3.1.2 the continuing performance by the Company of the Business becoming illegal;

     on or before Final Completion, the Investor shall be entitled by notice in writing to the Company's Solicitors to rescind this Agreement but so that any such rescission shall be without prejudice to Clauses 15, 16, 18, 20, 24 and 25.

4.   SUBSCRIPTION OF SUBSCRIPTION SHARES

4.1 The Investor shall subscribe for the Subscription Shares on the terms of this Agreement.

4.2 If any of the Consideration payable by the Investor under this Agreement is satisfied by the issue to the Company or its nominees of Consideration ADRs the Investor agrees to use all reasonable endeavours to:

          (i) achieve an effective listing on the Nasdaq market for the Consideration ADRs; and

          (ii) ensure the Registration Statement is filed within 4 weeks following Initial Completion (assuming availability of US GAAP reconciled financial information and applicable auditors consents to use in the Registration Statement).

4.3  Dividends and distributions

     The Subscription Shares shall be issued and allotted credited as fully paid and shall rank pari passu with all issued Ordinary Shares. The Subscription Shares shall carry the right to all dividends or distributions declared, made or paid thereon on and after the date of Final Completion.

4.4  Issue of Subscription Shares

     The Investor shall not be obliged to complete the subscription of any of the Subscription Shares unless the subscription of all of the Subscription Shares is completed simultaneously.

5.   NET ASSET VALUE

5.1 In the event that the Net Asset Value (as defined in Clause 5.2 below) of the Company as at 31 March 2000 as stated in the Company's audited financial statements for the Financial Year to 31 March 2000 ("Audited Accounts") is less than (Pounds)1.4 million the Consideration shall be reduced by the Dollar Equivalent of an amount equal to the difference between the Net Asset Value as stated in the Audited Accounts and the Net

     Asset Value as stated in the Accounts (which, for the avoidance of doubt is (Pounds)1,778,417).

5.2  For the purpose of this Clause 5:

     5.2.1 the term "Net Asset Value" shall mean total assets less current liabilities; and

     5.2.2 the term "Dollar Equivalent" shall mean, in relation to a pounds sterling sum on a particular day, the average of the price at which that pounds sterling sum can be purchased for US Dollars and the price at which such sum can be sold for US Dollars at the close of business on such day in the City of London as quoted by the issue of the Financial Times newspaper in relation to that day.

6.   CONSIDERATION

6.1  Consideration

     6.1.1 The Subscription Shares shall be issued and allotted in consideration for U.S. $16,000,300 (subject to the Consideration adjustment mechanism in Clause 5) to be satisfied, at the election of the Investor, in any combination of cash (US Dollars) and/or by the issue to the Company or its nominees of Consideration ADRs (the number of such Consideration ADRs to which the Company is entitled being calculated by reference to the average of bid and offer prices of Investor ADRs as at close of trading on the Nasdaq market on the Business Day immediately prior to Final Completion), it being acknowledged by the parties that certificates representing the Consideration ADRs shall not be delivered to the Company, and no legal or beneficial interest in the Consideration ADRs may be transferred by the Company, until the SEC has declared the registration statement in respect of such Consideration ADRs to be effective.

7.   INITIAL COMPLETION

7.1  Time and location

     Initial Completion shall take place at the offices of Latham & Watkins immediately after signing of this Agreement, at which point the Warrantors shall deliver to the Investor a certified copy of the minutes of the directors of the Company authorising the execution by the Company of this Agreement, the Shareholders Agreement, copies of the documents stated in this Agreement to be in Agreed Form (initialled as such) and documents ancillary thereto; and the Investor shall deliver to the Company a certified copy of the minutes of the directors of the Investor authorising the execution of this Agreement, the Shareholders Agreement, copies of the documents stated in the Agreement to be in Agreed Form (initialled as such) and documents ancillary thereto.

8.   FINAL COMPLETION

8.1 Final Completion shall take place following satisfaction or, as the case may be, waiver of the conditions in Clause 2, at the offices of Latham & Watkins on the date two Business Days prior to effective listing of the Consideration ADRs on the Nasdaq market, or, if the Investor is paying the Consideration wholly in cash, such earlier date as the Investor notifies the Company that Final Completion is to occur.

8.2  At Final Completion:

     8.2.1 The Company shall allot and issue the Subscription Shares to the Investor and shall enter the Investor's name in the register of members of the Company.

     8.2.2     The Investor shall pay the Consideration to the Company.

     8.2.3 The Company shall allot and issue to Simon King (as trustee for certain persons referred to as the `Constructors' in a declaration of trust executed by Simon King on 4 May 2000) 55,815 Ordinary Shares at par.

     8.2.4 The Company shall deliver to the Investor each of the documents listed in Part 1 of Schedule 6.

     8.2.5 The Investor shall deliver to the Company each of the documents listed in Part 2 of Schedule 6.

     8.2.6 The Investor, the Company and Senior Management shall enter into the Shareholder's Agreement.

     8.2.7 The Company and Indigo shall enter into the Clarification and Termination Agreement.

9.   SUBSCRIPTION FOR ADDITIONAL SHARES

9.1  Subscription rights

     9.1.1 Subject as provided in Clause 9.2, the Investor shall have the right at any time during the Subscription Period to subscribe in cash and/or exchange for Investor ADRs for all or any of the Additional Subscription Shares not previously subscribed for at the Subscription Price. The number of Additional Subscription Shares the subject of the Subscription Rights and/or the Subscription Price payable in respect thereof will be subject to adjustment as provided in Clause 9.2 below.

     9.1.2 To exercise the Subscription Rights in whole or in part, the Investor must complete a Notice of Subscription (specifying the number of shares being subscribed for and the relevant Subscription Price in respect thereof). Once lodged, a Notice of Subscription shall be irrevocable, save with the consent of the board of directors of the Company. Compliance must also be made with any statutory requirements for the time being applicable.

     9.1.3 Completion of the subscription for all or any of the Additional Subscription Shares shall take place on the date 3 Business Days following the Exercise Date or such other date as the Investor and the Company may agree. At completion the following business shall be transacted:

     (a) the Company shall deliver to the Investor: (i) a certified copy of the minutes of a meeting of the Board of Directors of the Company authorising the issue and allotment of the relevant Additional Subscription Shares; (ii) an appropriate share certificate duly executed by the Company in favour of the Investor (or its nominee(s)); (iii) a certified copy of the updated register of members of the Company; and (iv) if Investor ADRs will be issued, a written statement that the Investment Representations set forth in Schedule 7 are true and accurate as of Completion of the subscription for the Additional Subscription Shares; and

     (b) the Investor shall confirm in writing that the representations and warranties set forth in Clause 10.19(f), (g) and (h) are true and accurate as of such date and shall pay the relevant Subscription Price to Company either in cash (in which case payment will be made by telegraphic transfer to an account nominated by the Company) or by the issue of Investor ADRs (such Investor ADRs to be calculated by reference to the average of the bid and offer prices of Investor ADRs as at close of trading on the Nasdaq Market on the Business Day immediately prior to completion of the relevant Subscription Rights).

     9.1.4 Additional Subscription Shares allotted pursuant to the exercise of Subscription Rights shall rank pari passu in all respects with the Ordinary Shares in issue on the Exercise Date.

     9.1.5 Promptly following issuance of Investor ADRs as consideration for Additional Subscription Shares, the Investor shall use all reasonable endeavours to cause a Registration Statement on Form F-3 to be filed with and declared effective by the Securities and Exchange Commission for the resale of such Investor ADRs by the Company.

9.2  Adjustment of Subscription Rights and Subscription Price.

     9.2.1 The Subscription Price shall from time to time as required during the Subscription Period be adjusted in accordance with the provisions of this Clause 9.2.1 and Clause 9.2.2 below. For the avoidance of doubt, if the event giving rise to such adjustment shall be capable of falling within more than one of sub-paragraphs (i)-(iii) of this sub-paragraph Clause 9.2.1, it shall fall within the first of the applicable sub-paragraphs to the exclusion of the remaining sub-paragraphs:

               (i) If and whenever there shall be an alteration in the nominal value of the Ordinary Shares as a result of a consolidation or sub-division, the Subscription Price in force immediately prior to such alteration shall be adjusted by multiplying it by a fraction of which the numerator shall be the nominal amount of one such Ordinary Share immediately after such alteration and the denominator shall be the nominal amount of one such Ordinary Share immediately before such alteration, and such adjustment shall become effective immediately after the alteration takes effects.

               (ii) If and whenever the Company shall issue to holders of
                    Ordinary Shares any Ordinary Shares credited as fully paid by way of capitalisation of reserves or profits (other than Ordinary Shares paid up out of distributable reserves and issued in lieu of a cash dividend), the Subscription Price in force immediately prior to such issue shall be adjusted by multiplying it by a fraction of which the numerator shall be the aggregate nominal amount of the issued Ordinary Shares immediately before such issue and the denominator shall be the aggregate nominal amount of the issued Ordinary Shares immediately after such issue, and such adjustment shall become effective as at the date of issue of such Ordinary Shares.

               (iii) If and whenever the Company shall offer or procure the offer to holders of Ordinary Shares (in their capacity as such holders) of new Ordinary Shares for subscription or purchase by way of rights, or shall offer or grant to holders of Ordinary Shares any options, rights (including, without limitation, conversion rights attaching to convertible securities) or warrants to subscribe for or purchase new Ordinary Shares in each case at a price that is less than the Subscription Price, the Subscription Price shall be reduced to such price. Such adjustment shall become effective immediately on the date of issue or purchase of such Ordinary Shares or grant of such options, rights or warrants (as the case may be). For the avoidance of doubt this Clause 9.2.1 shall not apply to the allotment and issue of Ordinary Shares in the Company to Simon King at Final Completion pursuant to Clause 8.2.3 above.

     9.2.2

               (i) If and whenever any of one or more events or circumstances specified in Clause 9.2.1 above (or any other events or circumstances which the Company in its absolute discretion determines should result in an adjustment to the Subscription Price) shall occur or exist, and if the adjustment would result in a reduction of the Subscription Price where such adjustment is made other than by reason of the consolidation of Ordinary Shares, such adjustment shall take effect as so determined from the relevant date specified in whichever of Clauses 9.2.1(i) to (iii) above.

               The Investor will be given notice in writing of all adjustments. The Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Clause 9 and furnish to the Investor a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of the Subscription Price in effect immediately prior to such adjustment and after giving effect to such adjustment. No adjustment will be made to the Subscription Price (other than by reason of a consolidation of Ordinary Shares as referred to in sub-paragraph Clause 9.2.1 (i) above) if it would result in an increase in the Subscription Price and in any event no adjustment will be made if such adjustment would be less than one percent of the Subscription Price then in force and on any adjustment the adjusted Subscription Price will be rounded down to the nearest one penny.

               Any adjustment not so made and any amount by which the Subscription Price is rounded down will be carried forward and taken into account in any subsequent adjustment.

               (ii) Whenever the Subscription Price is adjusted as provided in this paragraph (other than by reason of the consolidation of Ordinary Shares as referred in sub-paragraph Clause
                      9.2.1 (i) above), the Company shall adjust the number of Additional Subscription Shares available to the Investor at the same time as such adjustment takes effect. The number of Additional Subscription Shares to which the Investor will be entitled shall be calculated by using the following formula:

                                      AxB
                                      ---
                                       C

               Where:

               A is the number of Additional Subscription Shares issuable upon exercise of the Subscription Rights immediately before the adjustment;

               B is the Subscription Price immediately before the adjustment;
               and

               C is the adjusted Subscription Price.

               (iii) Whenever the Subscription Price is adjusted in accordance with this Clause by reason of the consolidation of Ordinary Shares as referred to in clause 9.2.1(i) above, the number of Additional Shares for which the Investor is entitled to subscribe will be reduced accordingly.

               (iv) The Subscription Price may never be adjusted so that it results in the Investor paying a price per share that is less than the nominal value of the Company's Ordinary Shares then in issue. Any adjustment which would, but for this paragraph, result in a Subscription Price of less than such nominal value shall be treated as an adjustment of the Subscription Price to an amount equal to the nominal amount then prevailing.

               (v) If the Investor shall, for any reason whatsoever, disagree with the Company's adjustment of the Subscription Price, then the Company and the Investor shall negotiate in good faith in an effort to reach an agreement upon the Subscription Price for a period of ten (10) days beginning at any time following notice by the Investor of such disagreement. If the Company and the Investor are unable to reach agreement as so provided, the Company shall, at its own expense, within thirty (30 days) after the expiration of the ten-day period referenced above, engage an independent firm of auditors nominated by the Directors of the Company (the "Appraiser") to make an independent determination of the Subscription Price for the Additional Shares (the "Appraiser's Determination"). The Appraiser's

                      Determination shall be final and binding on the Company and the Investor.

     9.2.3 The Investor shall not be entitled to exercise its Subscription Rights for Additional Subscription Shares if such number of Additional Shares would result in the Investor holding more than 25 per cent of the fully-diluted ordinary share capital of the Company following exercise of the Subscription Rights .

     9.2.4

     (a) In the event that the Investor's aggregate holding of Ordinary Shares in the Company falls to less than 20 per cent of the issued share capital of the Company other than by reason of the Investor transferring its Subscription Shares in the Company, the Investor shall be entitled, at any time, to subscribe for such number of further Ordinary Shares as are necessary (the "Anti-Dilution Shares") to restore the Investor's holding of Ordinary Shares to 20 per cent of the enlarged issued share capital of the Company (taking into account all shares to be issued pursuant to this clause 9).

     (b) The Anti-Dilution Shares shall be subscribed for in the same manner as the Additional Shares set out in Clause 9.1 save for the Subscription Price which shall be calculated as set out below.

     (c) The subscription price for each of the Anti-Dilution Shares shall be an amount equal to either:

               (i) if the Ordinary Shares are listed on a Stock Exchange, the average of the bid and offer prices of Ordinary Shares on the Business Day immediately prior to dilution of the Investor's holding; or

               (ii) if the Ordinary Shares are not listed on a Stock Exchange, a price equivalent to the value per Ordinary Share calculated by reference to the most recent issuance of Ordinary Shares resulting in dilution of the Investor's holding of Ordinary Shares.

     9.2.5 In case any event shall occur as to which the provisions of this Clause 9 hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Investor, fairly protect the purchase rights represented by the Subscription Rights in accordance with the essential intent and principles of this Clause 9, then, in each such case, at the reasonable request of the Investor, the Company shall appoint (at the cost of the Investor, unless an adjustment in favour of the Investor is deemed necessary, in which case, at the cost of the Company) a firm of independent investment bankers of recognised national standing (which shall be completely independent of the Company and shall be reasonably satisfactory to the Investor) which shall give their opinion on the adjustment, if any, on a basis consistent with the essential intent and principles established in this Clause 9, necessary to preserve, without dilution the Subscription Rights of the Investor. Upon receipt, the Company will promptly deliver a copy of the opinion to the Investor.

10.    WARRANTIES

10.1 The Warrantors severally warrant to the Investor as at the date hereof that, save as Disclosed, each of the statements set out in Schedule 5 is true and correct and not misleading.

10.2 The Warrantors undertake that (save only as may be necessary to give effect to this Agreement) they shall not, and shall procure (as far as they can) that the Company and the Subsidiaries shall take all reasonable steps so as not, prior to Final Completion, to do any act or thing or omit to do any act or thing the commission or omission of which would constitute a breach of any of the Warranties if they were given at Final Completion or which would make any of the Warranties untrue or inaccurate or misleading if they were so given at Final Completion;

10.3 The Warrantors acknowledge to the Investor as at the date hereof that the Warrantors have agreed to give the Warranties in consideration of the payment by the Investor of the Consideration.

 10.4 Where the expression "so far as the Warrantors are aware" or an expression of similar meaning is used in Schedule 5 it shall mean to the best of the knowledge information and belief of the Warrantors having made all reasonable enquiry.

10.5 No liability shall attach to the Warrantors in respect of Relevant Claims unless the aggregate cumulative amount payable by the Warrantors in respect of all such claims exceeds (Pounds)10,000 whereupon the Warrantors shall be liable for the whole of such claims and not merely for the excess.

10.6 The Company's aggregate liability under this Agreement in respect of all Relevant Claims shall be limited to an amount equal to the Consideration.

10.7 The Management Shareholders' aggregate liability under this Agreement in respect of all Relevant Claims shall be limited to (Pounds)600,000 and shall be several and shall be borne by them in the same proportions as their shareholding in the Company bear to one another as at the date of this Agreement.

10.8 The limitations in this Clause 10 shall not apply to Relevant Claims against a Warrantor which (or delay in discovery of which) are the consequence of fraud, wilful default or wilful concealment by that Warrantor.

10.9 The Warrantors shall have no liability in respect of any Relevant Claim unless the Investor shall have given notice in writing to the Warrantors of such Relevant Claim specifying (in reasonable detail) the matter which gives rise to the Relevant Claim, the nature of the Relevant Claim and the amount claimed in respect thereof (detailing the Investor's calculation of the loss thereby alleged to have been suffered by it), such notice to be given as soon as is practicable and in any event not more than 4 months after the publication of the audited accounts for the Financial Year ended 31 March, 2001.

10.10 The Investor shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

10.11 No representations or warranties express or implied, statutory or otherwise, made by or on behalf of any of the Warrantors to any other of the parties in connection with or arising out of the subscription of the Subscription Shares and which are not contained in this Agreement shall give rise to any liability on the part of the maker or makers of any such representations or warranties and the Investor confirms that it has not relied on any representations or warranty of any such person which is not contained in this Agreement.

10.12 All and any liability of the Warrantors in respect of any Relevant Claim under the Warranties notified to it in accordance with Clause 10.10 shall (if such Relevant Claim has not previously been satisfied, settled or withdrawn) be extinguished on the expiry of six months from the date of such notification of the such Relevant Claim unless the Investors shall within such period have issued and validly served on at least one of the Warrantors proceedings in respect of such Relevant Claim.

10.13 The Warrantors shall not be liable in respect of any Relevant Claim in respect of the Warranties to the extent that it arises or is increased as a result of any change in law (or change in the interpretation of law) or in administrative practice of any government, governmental department, agency or regulatory body occurring after the date of Initial Completion (whether or not the change purports to be effective retrospectively in whole or in part).

10.14 If the Warrantors make any payment by way of damage for breach of the Warranties or otherwise make payment in respect of any Relevant Claim under the Warranties (a "Damages Payment") and the Investor receives any sum (other than from the Warrantors) which payment would not have been received but for the circumstance giving rise to the Relevant Claim in respect of which the Damages Payment was made, the Investor shall, once it has received such sum, forthwith repay (net of taxation or costs of recovery, if any applicable thereto) to the Warrantors an amount equal to the lesser of (a) the amount or value of such sum or (b) the Damages Payment.

10.15 The Warrantors shall not be liable in respect of any Relevant Claim to the extent that it relates to a liability which is contingent or not capable of being quantified unless and until the liability ceases to be contingent or becomes capable of being quantified, as the case may be (provided that if one of the Warrantors has been notified of the Relevant Claim, to the extent known by the Investor, within the period set out in Clause 10.9, the period set out in Clause 10.12 shall be extended to six months after the date that the liability ceases to be contingent or becomes capable of being quantified as the case may be).

10.16 The Investor shall take and shall procure that all other relevant members of the Investor's Group shall take all reasonable steps to mitigate any loss or liability which is or might become the subject of a Relevant Claim under this Agreement.

10.17 The provisions of this Clause 10 shall apply notwithstanding anything else in this Agreement to the contrary.

10.18 In return for the Investor agreeing to issue the Consideration ADRs, the Company warrants and represents as of the date hereof and as of Final Completion in the terms set out in Schedule 7.

10.19 In return for the Company agreeing to issue the Subscription Shares the Investor warrants and represents as follows as of the date hereof and as of Final Completion:

       (a) The Investor is a corporation duly organized, validly existing and in good standing under the laws of India and has the corporate power and authority to own or lease all of its properties and assets and carry on its business as it is now being conducted.

       (b) Save for a resolution being passed by the requisite number of Investor shareholders waiving rights of pre-emption over Investor common stock in connection with the creation of, inter alia, the Consideration ADRs, the Investor has the corporate power and authority to execute and deliver this Agreement and all other documents hereby contemplated, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. The execution, delivery and performance of this Agreement and all other documents hereby contemplated to be executed by the Investor has been, and the consummation by the Investor of the transactions hereby and thereby contemplated has been, duly authorized by any and all necessary corporate action of the Investor. This Agreement and all other documents hereby contemplated to be executed by the Investor constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms.

       (c) No Violation of Other Instruments or Obligations. Neither the execution and delivery of this Agreement or any other documents hereby contemplated nor the consummation of the transactions hereby and thereby contemplated shall (i) constitute any violation or breach of the Certificate of Incorporation or By-laws of the Investor, (ii) constitute a default under or a violation or breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which it is a party, or (iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation affecting the Investor or any of its assets.

       (d) The Consideration ADRs to be issued pursuant to the provisions of this Agreement will, upon such issuance, be duly authorised, legally and validly issued and fully paid.

       (e) Save for any such fees payable to DSP Merrill Lynch and to KPMG, the Investor has not incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.

       (f) The offer and purchase of the Subscription Shares has at all times been conducted as an "offshore transaction", as defined in Regulation S of the Securities Act of 1933 ("Regulation S").

       (g)     Investor is not a "U.S. person" within the meaning of Regulation
               S.

       (h) Investor understands and acknowledges that no resale or distribution of the Subscription Shares in the United States may be made without compliance with applicable United States securities laws.

11.    PROTECTION OF GOODWILL

11.1 Each of the Senior Managers hereby covenants with the Investor that during the period commencing the date of this Agreement and ending on the Relevant Date (as defined in Clause 11.2 below) he will not either on his own account or in conjunction with or on behalf of any person or persons whether directly or indirectly:

       11.1.1 whether as principal, agent, shareholder, consultant, partner, employee, member, or in any other capacity whatsoever, participate in, engage in, or be in any manner associated with any internet based cricket business that competes with the Company or its Subsidiaries or any other business which competes with the Business;

       11.1.2 solicit or entice away or endeavour to solicit or entice away from the Company or its subsidiaries any officer, manager, servant or other employee who was at Initial Completion engaged in the Business whether or not such person would commit a breach of his contract of employment by reason of leaving service.

11.2 For the purpose of Clause 11.1 above the term "Relevant Date" shall mean the earlier of:

       (a) the date 18 months following termination of the Shareholders Agreement by all parties thereto;

       (b) the date 18 months following the relevant Senior Manager ceasing to be a member of the Company; and

       (c) the date 18 months following the relevant Senior Manager ceasing to be employed by the Company.

11.3 Notwithstanding the provisions of Clause 11.1, the Investor agrees and acknowledges that each of the Senior Managers may continue to participate in the activities of the companies, organizations, societies and associations identified in the Disclosure Letter and that they may participate in any other similar activities with the prior consent of the Investor (not to be unreasonably withheld).

11.4 Each of the Senior Management acknowledges and agrees that because of the world wide access of the internet and world wide web, that the provisions of Clause 9.1 are reasonable with respect to the scope of restriction, duration and the geographic scope and are reasonably necessary to protect the value of the goodwill and assets of the Business.

11.5 Whilst the covenants in Clause 9.1 are considered by the parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted or the period thereof reduced or the range of activities or area covered thereby reduced in scope, the said covenants shall apply with the minimum modifications necessary to make them valid and effective.

12.    ANNOUNCEMENTS

12.1   Restrictions on announcements

       No press conference, announcement or other communication concerning Confidential Information or the transactions referred to in this Agreement, or in connection with the Group or otherwise relating to the financial condition or trading or financial prospects of the Group, shall be made or despatched by the Warrantors or the Investor or their respective agents, employees or advisers to any third party without the prior written consent of the party to which the Confidential Information relates save as may be required by any:

       12.1.1  law;

       12.1.2  existing contractual arrangements; or

       12.1.3 applicable Governmental Authority or regulatory authority to which the Warrantors are subject where such requirement has the force of law,

       provided such communication shall be made only after consultation with the Investor or Warrantors as appropriate.

12.2   Time limit

       The restrictions contained in this Clause 12 shall continue to apply after Final Completion without limit in time.

12.3   Legal and regulatory requirements

       The Investor and each of the Warrantors undertake to provide all such information known to him or it or which on reasonable enquiry ought to be known to him or as may reasonably be required by the Warrantors or the Investor in relation to the Group or any member of it for the purpose of complying with the requirements of law or of any Governmental Authority to which any of the parties is subject where such requirement has the force of law.

13.    FURTHER ASSURANCE

       The parties shall, from time to time on being required to do so by the other parties, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the parties as they may reasonably consider necessary for giving full effect to this Agreement and securing to the parties the full benefit of the rights, powers and remedies conferred upon the parties in this Agreement at the cost and expense of the party required to perform the act in question.

14.    ASSIGNMENT

14.1   Limited assignment

       No party may assign the benefit of this Agreement whether absolutely or by way of security except (in the case of the Investor only) by way of an absolute assignment to an Affiliate of the Investor save that a party may assign such benefit absolutely or by way of security to a person (other than to an Affiliate of the Investor as aforesaid) with the prior consent in writing of the other parties, such consent not to be unreasonably withheld or delayed and any purported assignment in contravention of this clause shall be ineffective.

14.2   Successors in title

       Subject to Clause 14.1, this Agreement shall be binding upon and enure for the benefit of the personal representatives and assigns and successors in title of each of the parties and references to the parties shall be construed accordingly.

15.    ENTIRE AGREEMENT: REMEDIES

15.1   Entire agreement

       This Agreement together with any documents referred to herein constitutes the whole and only agreement between the parties relating to the subject matter hereof and supersedes and extinguishes any prior drafts, previous agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing between the parties, in connection with the subject matter hereof.

15.2   Remedies

       The rights of the Investor and the Warrantors under this Agreement are independent, cumulative and without prejudice to all other rights available to them respectively whether as a matter of common law, statute, custom or otherwise.

15.3   Non-exclusion of fraud

       Nothing in this Agreement or in any other document referred to herein shall be read or construed as excluding any liability or remedy as a result of fraud.

16.    WAIVER, VARIATION AND RELEASE

16.1   No waiver by omission, delay or partial exercise

       No omission to exercise or delay in exercising on the part of any party to this Agreement any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Agreement.

16.2   Specific waivers to be in writing

       Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated, any waiver shall be effective only in the instance and only for the purpose for which it is given.

16.3   Variations to be in writing

       No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each party to this Agreement.

17.    COSTS AND EXPENSES

17.1   Payment of costs

       Save as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and other agreements forming part of the transaction.

18.    NOTICES

18.1   Form of notices

       Any communication to be given by the Investor, the Company or the Senior Management in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand, by courier or facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

18.2   Address and facsimile

       Such communication shall be sent to the address of the relevant party referred to in this Agreement or the facsimile number set out below or to such other address or facsimile number as may previously have been communicated to the other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

       Senior Management - facsimile number             01249 700725

       For the attention of:                            Simon King

       Company - facsimile number                       01249 700725

       For the attention of:                            Simon King

       Investor - facsimile number                      +91 44 432 6295

       For the attention of:                            T R Santhanankrishnan

18.3   Deemed time of service

       A communication shall be deemed to have been served:

       18.3.1 if delivered by hand at the address referred to in Clause 18.2, at the time of delivery; and

       18.3.2 if sent by facsimile to the number referred to in Clause 18.2, at the time of completion of transmission by the sender.

       If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business
       Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such business hours in the territory of the recipient.

18.4   Proof of service

       In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the facsimile was despatched and a successful confirmatory transmission report received.

18.5   Change of details

       A party may notify the other parties to this Agreement of a change to its name, relevant person, address or facsimile number for the purposes of Clause 18.1 provided that such notification shall only be effective on:

       18.5.1 the date specified in the notification as the date on which the change is to take place; or

       18.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

18.6   Non-applicability to Proceedings

       For the avoidance of doubt, the parties agree that the provisions of this Clause 18 shall not apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings.

19.    COUNTERPARTS

19.1   Execution in counterparts

       This Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

19.2   One agreement

       The counterparts shall together constitute one agreement.

20.    LANGUAGE

20.1   English language to prevail

       This Agreement is drawn up in the English language. If this Agreement is translated into any language other than English, the English language text shall prevail.

20.2   All notices in English

       Each notice, instrument, certificate or other communication to be given by one party to another hereunder or in connection with this Agreement shall be in the English language (being the language of negotiation of this Agreement) and in the event that such notice, instrument, certificate or other communication or this Agreement is translated into any other language, the English language text shall prevail.

21.    INVALIDITY

       Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

22.    AGREEMENT TO CONTINUE IN FULL FORCE AND EFFECT

       This Agreement together with the Shareholders Agreement shall, to the extent that it remains to be performed, continue in full force and effect notwithstanding Completion.

23.    CONFIDENTIALITY

23.1   Prohibition on disclosure

       Each of the parties to this Agreement hereby undertakes that it shall both during and after the term of this Agreement preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer or use for its own or any other purposes Confidential Information except:

       23.1.1  to the extent otherwise expressly permitted by this Agreement;

       23.1.2 with the prior consent in writing of the party to whose affairs such Confidential Information relates; or

       23.1.3  in the circumstances set out in 23.2 ("Permitted Disclosures").

23.2   Permitted Disclosures

       23.2.1 Each party may disclose Confidential Information which would otherwise be subject to Clause 23.1, where

       (a) the Confidential Information, before it is furnished to any other party, is in the public domain;

       (b) the Confidential Information, after it is furnished to any other party, enters the public domain otherwise than as a result of (i) a breach by any of the parties of its obligations in this Clause 23 or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation and any of the parties is aware of such breach;

       (c)     where such disclosure of the Confidential Information is made:

       (d)     in compliance with any requirement of law;

       (e) in response to a requirement of any applicable Governmental Authority or regulatory authority to which the Warrantors are subject where such requirement has the force of law; or

       Provided that any such information disclosable pursuant to paragraphs (a) or (b) of Clause 23.2.3 shall be disclosed only to the extent required by law and only after consultation with the party to whom the Confidential Information relates.

23.3   No time limit

       The restrictions contained in this clause shall continue to apply after Final Completion without limit in time.

24.    GOVERNING LAW AND JURISDICTION

24.1   English law

       This Agreement shall be governed by and construed in accordance with English law.

24.2   Courts of England and Wales

       Each of the parties submits to the exclusive jurisdiction of the courts of England to settle any dispute which may arise out of or in connection with this Agreement and that accordingly Proceedings may be brought in such courts.

25.    THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

25.1 No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

AS WITNESS the hands of the parties or their duly authorised representatives on the date first appearing at the head of this Agreement.

                                  SCHEDULE 1

                            Management Shareholders


Name                     Address                  Shareholdings
                                                  (expressed as a % of the
                                                  Company's Issued Ordinary
                                                  Share Capital immediately
                                                  prior to Final Completion)

Dr. Simon Lawson King    123 Malmesbury Road         15.68203%
                         Chippenham
                         Wiltshire

Badrinarayanan Seshadri  C5 Krishna Terrace           8.98204%
                         162 Lloyds Road
                         Royapettah
                         India

Alexander Balfour        19 Mysore Road               5.50000%
                         London
                         SW11 5RY

Peter Derrick Griffiths  Bluebell House               5.50000%
                         2-4 Mainstreet
                         Scredington
                         Sleaford
                         Linconshire
                         NG34 0AE

                                   SCHEDULE 2

                 Directors of the Company and the Subsidiaries

              Name of Director                     Directorships held
              ----------------                     ------------------

Alexander William Balfour               Cricinfo Limited

Dr. Simon Lawson King                   Cricinfo Limited

                                        Cricinfo New Zealand Limited

Badrinarayanan Seshadri                 Cricinfo Limited

Peter Derrick Griffiths                 (1)   Cricinfo Limited
                                        (2)  PGR Computing Limited
                                        (3)  Limlow Books Limited
                                        (4)  Cricinfo New Zealand Limited

Dr. David Gordon Earl Liverman          Cricinfo Limited

Adrian Motherway                        Cricinfo New Zealand Limited

                                  SCHEDULE 3

                                    Part 1

                                    Leases

(1)                        (2)                 (3)                      (4)                      (5)
Property                   Date                Term                     Parties                  Current yearly rent
New Zealand

Suite on Level 5           1 May 2000          5 years                  Junior Grand Limited     NZ$21,697.20 plus
(North-East) of The                            If all renewal rights    (the "Landlord") and     Goods and Services Tax
National Bank Building,                        are accepted, the        Cricinfo New Zealand     2.71% of outgoings
165 Hereford Street,                           term will be for an      Limited (the "Tenant")   Two yearly rent
Christchurch,                                  additional 11 years.                              reviews from 1 May
New Zealand.                                                                                     2000

India

Ganesan Office Complex     1 November 1999     3 years with an          Mr D. Mahadevan (the     Rs 596,400 after the
The Northern Side                              option for another 3     "Lessor") and            deduction of taxes at
5/th/ floor,                                   years with 25%           Cricinfo Ltd (the        the appropriate rate
25, Dr. Radhakrishnan                          increase in rent         "Lessee")                prescribed by the
Salai,                                                                                           Income-tax Act
Mylore,
Chennai 600 004, India.

Ganesan Office Complex     1 November 1999     3 years with an          Mr D. Rajaram (the       Rs 596,400 after the
The Southern Side                              option for another 3     "Lessor") and            deduction of taxes at
5/th/ floor,                                   years with 25%           Cricinfo Ltd (the        the appropriate rate
25, Dr. Radhakrishnan                          increase in rent         "Lessee")                prescribed by the
Salai,                                                                                           Income-tax Act
Mylore,
Chennai 600 004, India.

                                    Part 2

                                   Licences

(1)                        (2)                 (3)                      (4)                      (5)
Property                   Date                Term                     Parties                  Current yearly rent

United Kingdom

The Garth - South          27 March 2000       1 year and further       Hartham Park Plc (the    (Pounds)25,200 plus
Hartham Park Plc                               automatic extensions     "Operator") and          VAT.
Hartham Park,                                  of 3 months if no        CricInfo (the "User")
Corsham,                                       termination is
Wiltshire SN13 0RP,                            received by the
United Kingdom.                                Operator.

Sri Lanka

Upstair Annexe             20 March 2000       9 months                 Ruwan Wasantha           Rs 360,000 for 9
15, Vidyala Place,                                                      Jayawardena (the         months
Colombo 10,                                                             "Lessor") and Charles
Sri Lanka                                                               Fredrick Austin (the
                                                                        "Lessee")

                                  SCHEDULE 4

                                    Part 1

                                  The Company

 Name and             Date of              Share capital                    Held by           Beneficially
 number of          incorporation                                                               owned by
  Company                             Authorised       Issued
No:03215055          21 June 1996        1000            100                75 - Dr           See Schedule 2
                                                                            Simon King        attached to the
Cricinfo                                                                                      declaration of
Limited                                                                                       trust

                                                                                              Indigo Holdings
                                                                            25 - Indigo       Limited
                                                                            Holdings
                                                                            Limited


                                    Part 2

                               The Subsidiaries


 Name and            Date of                    Share capital                    Held by           Beneficially
 number of        incorporation                                                                      owned by
 subsidiary                               Authorised         Issued
No:                02 March 2000               1                1                Cricinfo           Cricinfo
AK/1015619                                                                       Limited             Limited

Cricinfo New
 Zealand Limited

Cric Info India
 Private Limited

No:                22 December 1998                            20                10 - K.
18-41623                                                                         Satyanarayan


                                                                                 10 - Badri
                                                                                 Seshadri

                                  SCHEDULE 5

                                The Warranties

(Note that under Clause 1.10 references herein to the Company shall be deemed to include a corresponding reference to the Subsidiaries and each of them severally, as the case may be.)

                                    Part 1

                              General warranties

1.   PRELIMINARY


1.1  Information

     1.1.1 So far as the Warrantors are aware all written information (with the exception of the information described in 1.1.2 below) which has been given to the Investor or its representatives or professional advisers by the Warrantors or by any Director, officer or other official of the Company or by their respective professional advisers or other agents in the course of the negotiations leading to this Agreement was when given and is now true and accurate in all material respects and not misleading.

     1.1.2 The Investor agrees and acknowledges that Warranty 1.1.1 shall not apply to the Information Memorandum prepared by Bank of America dated February 2000.

     1.1.3 So far as the Warrantors are aware there is no fact or matter which has not been disclosed which renders any of the information disclosed untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Subscription Shares on the terms of this Agreement.

1.2  Power to contract

     Each Warrantor has full power to enter into and perform this Agreement and the Shareholders Agreement respectively and this Agreement constitutes, and the Shareholders Agreement when executed will constitute, binding obligations on each Warrantor in accordance with their terms.

2.   THE COMPANY

2.1  The particulars of the Company set out in the recitals, Schedule 2 and
     Schedule 4 are true and complete.

2.2  Memorandum and articles of association

     The copy of the memorandum and articles of association of the Company which is comprised in the Disclosure Documents is true and complete in all respects and the Company has at all times carried on its business and affairs in all material respects in accordance with its memorandum and articles of association.

2.3  Statutory returns

     The Company has complied in all material respects with the provisions of the Companies Acts and all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or to any other authority whatsoever by the Company have been correctly and properly prepared in all material respects and so filed or delivered.

2.4  Share capital

     2.4.1 There is no Encumbrance or any form of agreement (including conversion rights and rights of pre-emption) on, over or affecting the Subscription Shares or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing. So far as the Warrantors are aware no claim has been made by any person to be entitled to any of the foregoing. No person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any of the foregoing.

     2.4.2 The Company has not at any time provided any financial assistance for the purpose of the acquisition of shares in the Company or any holding company of the Company or for the purpose of reducing or discharging any liability incurred in such an acquisition whether pursuant to sections 155 and 156, CA 85 or otherwise.

2.5  Solvency

     The Company has not stopped payment and is not insolvent nor unable to pay its debts according to section 123, Insolvency Act 1986. No order has ever been made or petition presented or resolution passed for the winding up of the Company and so far as the Warrantors are aware no distress, execution or other process has ever been levied on any of its assets. No administrative or other receiver has been appointed by any person over the business or assets of the Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the Company.

3.   CONNECTED BUSINESS

3.1  Subsidiaries

     The particulars of the Subsidiaries set out in Schedule 4 are true and complete and the shares in the Subsidiaries are held by the Company free from all Encumbrances and with all rights now or hereafter attaching thereto.

3.2  Connected transactions

     The Company:

     3.2.1 is not and has not agreed to become the holder or other owner of any class of any shares, debentures or other securities of any other body corporate (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries;

     3.2.2 has not agreed to become a subsidiary of any other body corporate or under the control of any group of bodies corporate or consortium;

     3.2.3 is not and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or agreement or arrangement for sharing commissions or other income;

     3.2.4 has no branch, place of business or substantial assets outside England and Wales or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788, ICTA 1988) in any country outside the United Kingdom; and

     3.2.5 save as otherwise disclosed pursuant to paragraphs 3.2.1 to 3.2.4, does not have any interest, legal or beneficial, in any shares or other capital or securities or otherwise howsoever in any other firm, company, association, venture or legal person or entity.

4.   ACCOUNTS

4.1  General

     The Accounts have been disclosed. The Accounts have been prepared in accordance with good accounting practice for the preparation of management accounts and the Warrantors do not consider them to be misleading. To the best of the Warrantors knowledge no material liability or contingent liability has been omitted.

4.2  BOOKS OF ACCOUNT

     All accounts, books, ledgers and financial records of the Company (including all invoices and other records required for VAT purposes):

     4.2.1 have been fully and properly maintained, are in the possession of the Company and contain true and accurate records of all matters including those required to be entered in them by the Companies Acts and no notice or allegation that any of the same is incorrect or should be rectified has been received;

     4.2.2 do not, so far as the Warrantors are aware, contain or reflect any material inaccuracies or discrepancies;

     4.2.3 give and reflect, so far as the Warrantors are aware, a true and fair view of the matters which ought to appear in them and in particular of the financial, contractual and trading position of the Company and of its fixed and current assets and liabilities (actual and contingent) and debtors and creditors.

5.   POST-BALANCE SHEET DATE EVENTS

5.1  Since the Balance Sheet Date, the Company:

     5.1.1 has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of business and without any material interruption or material alteration in the nature, scope or manner of its business and so far as the Warrantors are aware nothing has been done which would be likely to prejudice the interests of the Investor as a prospective purchaser of the Subscription Shares;

     5.1.2 has not experienced any material deterioration in its financial position, turnover or, so far as the Warrantors are aware, its prospects.

6.   TRANSACTIONS WITH DIRECTORS OR SHAREHOLDERS OR CONNECTED PERSONS

6.1  Arrangements with Connected Persons and Shareholders

     6.1.1 So far as the Warrantors are aware, there is not outstanding, and there has not at any time during the last three years been outstanding, any legally enforceable agreement, arrangement or understanding to which the Company is a party and in which a Director or former director of the Company or any Connected Person is or has been a party.

     6.1.2 No sum is owed by the Company to Indigo whether or not now due and payable.

     6.1.3 No sum is owed by Indigo to the Company whether or not now due and payable.

6.2  Competitive interests

     6.2.1 So far as the Warrantors are aware no Director, former director of the Company nor any Connected Person, either individually, collectively or with any other person or persons, has any estate, right or interest in any business other than that now carried on by the Company which is or is likely to be or become competitive with any aspect of the Business of the Company save as registered holder or other owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in the Financial Services Act 1986) and if such person (together with Connected Persons and Affiliates) holds or is otherwise interested in less than 5 % of such class of securities.

7.   FINANCE

7.1  Borrowings

     7.1.1 Particulars of all money borrowed by the Company have been Disclosed. The total amount borrowed by the Company from each of its bankers does not exceed the overdraft facility agreed with such banker. The Company has no outstanding loan capital.

7.2  Debts owed to the Company

     7.2.1 So far as the Warrantors are aware, all debts owed to the Company are collectable in the ordinary course of business.

7.3  Grants

     7.3.1  No grant has ever been made to the Company.

7.4  Options and guarantees

     7.4.1 The Company is not responsible for the indebtedness of any other person nor party to any option or pre-emption right or any guarantee, suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for Subscription Shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

     7.4.2 So far as the Warrantors are aware no person other than the Company or a Subsidiary has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any Subsidiary.

8.   THE PROPERTIES

8.1 The Properties comprise all the land and premises owned, controlled, used or occupied by the Company and all the rights or interests vested in the Company relating to any land and premises at the date hereof and the particulars set out in Schedule 3 are true and accurate and not misleading.

8.2 Those of the Properties which are occupied or otherwise used by the Company in connection with their business have been disclosed are occupied or used by right of ownership or under lease or licence, the terms of which permit such occupation of use.

8.3  The Company has not:

     (a) surrendered any lease, licence or tenancy to the landlord without first satisfying itself that the landlord has good title to accept such surrender and without receiving from the landlord and absolute release from all liability arising under such lease, licence or tenancy;

     (b) assigned, or otherwise disposed of, any lease, licence or tenancy without receiving a full and effective indemnity from the assignee or transferee in respect of its liability under such lease, licence or tenancy;

     (c) been a guarantor of a tenant's liability under any lease, licence or tenancy; or

     (d) assigned or otherwise disposed of any leasehold property in such a way that it retains any other residual liability in respect thereof.

9.   INSURANCE

9.1  Insurance arrangements

     Particulars of all policies of insurance of the Company now in force have been Disclosed and such particulars are true and correct and all premiums due on such policies have been duly paid and, so far as the Warrantors are aware, all such policies are valid and in force.

10.  LITIGATION

10.1 Litigation and arbitration proceedings

     10.1.1 The Company is not now engaged in any litigation, arbitration or criminal proceedings and so far as the Warrantors are aware there are no lawsuits or arbitration or criminal proceedings pending or threatened by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.

     10.1.2 The Company has not, in the last 3 years preceding the date of this Agreement, been involved in any litigation, arbitration, criminal proceedings or material dispute with which materially adversely affects/alters the Business and/or its ability to carry on its Business in the same manner and to the same extent as it has previously been carried on.

     10.1.3 So far as the Warrantors are aware, there is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving the Company including any which might form the basis of any criminal prosecution against the Company.

10.2 Injunctions, etc.

     No injunction or order for specific performance has been granted against the Company.

10.3 Orders and judgments

     The Company is not subject to any order or judgment given by any court or governmental agency which is still in force and has not given any undertaking to any court or to any third party arising out of any legal proceedings.

11.  LICENCES

11.1 General

     So far as the Warrantors are aware, the Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper and effective carrying on of the Business and in the manner in which the Business is now carried on and all such licences, permits, consents and authorities are valid and subsisting.

12.  TRADING

12.1 Consequence of acquisition of Subscription Shares by Investor

     The acquisition of the Subscription Shares by the Investor or compliance with the terms of this Agreement will not, so far as the Warrantors are aware:

     12.1.1 cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

     12.1.2 relieve any person of any contractual obligation to the Company or legally entitle any person to determine any such obligation or any legal right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

     12.1.3 result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or any loan to or mortgage created by the Company or of its memorandum or articles of association;

     12.1.4 result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

     12.1.5  cause any director or officer of the Company to leave employment;
             or

     12.1.6 conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to the Company, or entitle any person to receive from the Company any finder's fee, brokerage or other commission.

12.2 Restrictions on trading

     The Company is not and has not been a party to any agreement, arrangement, understanding or practice restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.

12.3 Possession of records

     12.3.1 So far as the Warrantors are aware, all title deeds and agreements to which the Company is a party and all other documents owned by, or which ought to be in the possession or control of or held unconditionally to the order of, the Company are in the possession of the Company.

     12.3.2 the Company does not have any of its records, systems, controls, data or information (save for that/those which is published or otherwise made available to third parties or placed under the control of third parties in the ordinary course of the Company's business) recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

12.4 Business names

     The Company does not use on its letterhead, books or vehicles or otherwise carry on the Business under any name other than its corporate name.

12.5 Sensitive payments

     So far as the Warrantors are aware, no officer or employee of the Company has made or received any Sensitive Payment in connection with any contract or otherwise. For the purposes of this clause the expression "Sensitive Payments" (whether or not illegal) shall include (i) commercial bribes, bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party or (iii) political contributions or (iv) payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part thereof is to be paid by the recipient to central or local government officials or as a commercial bribe influence payment or kickback.

13.  CONTRACTS

13.1 Material contracts

     All material Contracts to which the Company is a party and in respect of which any obligation remains to be performed or which may result in any liability to the Company have been Disclosed.

13.2 Contracts not in writing

     The Disclosure Letter contains a summary of the principal terms (including details of the parties, the revenue or cost implications) of all material Contracts to which the Company is a party and which are not wholly in writing.

13.3 Performance of Contracts

     13.3.1 The terms of all material and subsisting Contracts of the Company have been complied with by the Company and by the other parties to such Contracts in all material respects and, so far as the Warrantors are aware, there are no circumstances likely to give rise to a default by the Company or by the other parties under any such material Contract.

     13.3.2 There are no outstanding claims, separately or in the aggregate, of material amounts, against the Company on the part of customers or other parties in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company and notice has not been received by the Company that such claims are threatened and so far as the Warrantors are aware there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Company which might give rise to the same.

     13.3.3 The Warrantors have no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

13.4 Agency and distribution agreements

     Other than as Disclosed, the Company is not a party to any subsisting agency or distributorship agreement.

13.5 Cricket Contracts

     The Disclosure Documents include true and accurate copies of all Contracts which the Company has with the Cricket Boards.

14.  EMPLOYEES

14.1 Service contracts

     There is no contract of service in force between the Company and any of its Directors, officers or employees which is not terminable by the Company without compensation (other than any compensation payable under Parts X and Xl, ERA) on three month's notice given at any time or otherwise in accordance with section 86, ERA. There are no consultancy agreements in existence between the Company and any other person, firm or company, and there are no agreements or other arrangements (binding or otherwise) between the Company or any employers' or trade association of which the Company is a member and any Trade Union. There are no outstanding pay negotiations with any employees or Trade Unions.

14.2 Benefits

     So far as the Warrantors are aware, there are no amounts owing to present or former directors, officers or employees of the Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date of this Agreement and no moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of the Company, nor any dependant of any present or former director, officer or employee of the Company.

14.3 Relevant legislation

     14.3.1 So far as the Warrantors are aware the Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:

     (a) all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

     (b) all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

14.4 Termination of employment

     No present director, officer or senior or technical manager is currently serving out notice terminating his employment, whether given or received by the Company and Completion of this Agreement will not entitle any employee to terminate his employment or trigger any entitlement to a severance payment or liquidated damages.

14.5 Share and other schemes

     The Company does not have in existence nor is it proposing to introduce, and none of its directors, officers or employees participate in any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former directors, officers or employees or the dependants of any of such persons or any scheme whereunder any present or former director, officer or employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company or any other person, firm or company including any profit-related pay scheme established under Chapter Ill, Part V, ICTA 1988.

14.6 Transfer of undertakings

     The Company has not been a party to any relevant transfer as defined in TUPE nor has the Company failed to comply with any duty to inform and consult any Trade Union under the said regulations within the period of one year preceding the date of this Agreement.

14.7 Agreements with Trade Unions

     The Company is not a party to any agreement or arrangement with or commitment to any trade unions or staff association nor are any of the employees members of any trades union or staff association.

15.  PENSION SCHEMES

     The Company does not operate, and has never operated, any Pension Schemes and is under any no legal or moral liability or obligation to pay bonuses, gratuities, superannuation, allowances or the like to any of the employees or their dependants or persons formerly employed or engaged by the Company or their dependants nor is it a party to any arrangements or promise to make or in the habit of making ex gratia or voluntary payments by way of bonus, gratuity, superannuation, allowance or the like to any such persons and there are no schemes or arrangements (whether legally enforceable or not) for payment of retirement, pension, disability, life assurance, death benefit or sickness or accident benefit or similar schemes or arrangements in operation or contemplated in respect of any of the employees or their dependants or persons formerly employed or engaged by the Company or their dependants.

16.  INTELLECTUAL PROPERTY

16.1 Details of all the Registered Intellectual Property are set out in Schedule 8 which is complete and accurate in all material respects. All Registered Intellectual Property is used, enjoyed and exploited exclusively in connection with the Business.

16.2 The Company is the sole legal and beneficial owner of all Registered Intellectual Property and save as provided in the IP Licences, and all material Unregistered Intellectual Property free from all claims, liens, charges, equities, encumbrances, licences and adverse rights of any description.

16.3 Save as provided in the IP Licences, all internet domain names used in connection with the Business have been Disclosed and are registered in the name of the Company.

16.4 So far as the Warrantors are aware, none of the Relevant IP is subject to any challenge or attack by a third party or Competent Authority. All renewal and registration fees relating to the Registered Intellectual Property, all internet domain names which are registered in the name of the Company and so far as the Warrantors are aware, all other internet domain names used in connection with the Business which have fallen due prior to the date of this Agreement have been paid.

16.5 Accurate particulars in all material respects are set out in Part 3 of
     Schedule 8 of all written IP Licences insofar as the Warrantors are aware of such IP Licences are valid and enforceable.

16.6 Accurate summaries of the principal terms of all material IP Licences which are not (all or in part) in writing are set out in Part 3 of Schedule 8 and so far as the Warrantors are aware, all such IP Licences are valid and enforceable.

16.7 Neither the Company nor so far as the Warrantors are aware has any other party received notice that it is in breach of any Licences and so far as the Warrantors are aware all such agreements are in full force and effect and will not terminate or be capable of termination by reason of the execution and performance of this Agreement.

16.8 So far as the Warrantors are aware none of the activities involved in the conduct of the Company materially infringe or have infringed any Intellectual Property belonging to any third party or constitute or have constituted material breach of confidence, passing off or actionable unfair competition in any jurisdiction. No such activities give or have given rise to any obligation to pay any royalty, fee, compensation or any other sum whatsoever which is or was material to the Business.

16.9 The Company is not, and has not within the six years preceding the date of this Agreement, been party to or had notice of any legal proceedings relating to any Intellectual Property and the Warrantors are not aware of any material infringement of the Relevant IP or any material breach of confidence, passing off or actionable unfair competition in any jurisdiction in relation to the Company.

16.10 So far as the Warrantors are aware and save as provided in the IP licences none of the Know-How is known or accessible to any person except the Company and the subsidiaries, other than persons who have given the Company written confidentiality undertakings in respect thereof.

16.11 There are no outstanding or threatened claims against the Company (of which the Company has notice) under any contract or under section 40 of the Patents Act 1977 for employee compensation in respect of any Relevant IP.

17.    INFORMATION TECHNOLOGY AND TELECOMMUNICATIONS

17.1   Identification and ownership

       17.1.1 Schedule 9 contains brief particulars of all material IT Systems which support the provision of service by the Company to Users.

       17.1.2 Save as set out in Schedule 9, all material IT Systems and data are owned by the Company or the Company has the right to use such material IT Systems and data, and are not wholly or partly dependent on any facilities or services not under the exclusive ownership and control of the Company.

17.2   Computer Operation and Maintenance

       17.2.1 The webserving machines currently owned or operated by the Company are sufficient to cope with 12,000,000 page views per day and, subject to matters beyond the reasonable control of the Company, are sufficient to cope with current User demands and expected User demands in the period ending four months from the date hereof.

       17.2.2 The Company has formulated strategic plans to upgrade its IT Systems which is intended to ensure that the reasonably foreseeable future demands of Users are met.

       17.2.3 So far as the Warrantors are aware, all material IT Systems are in good working order, function in accordance with all applicable specifications, and have been and are being properly and regularly maintained and replaced.

       17.2.4 The Company has full and unrestricted access to and use of its material IT Systems, and no third party agreements or consents are required to enable the Company to continue such access and use following Completion.

       17.2.5 The Company has taken reasonable measures to prevent infection of the IT Systems owned and controlled by the Company by any virus or other extraneously-induced malfunction.

       17.2.6 The Company has completed the installation of a central backup facility which ensures that all data processed using the IT Systems is regularly archived in tape form.

       17.2.7 The Company has taken all reasonable steps necessary to ensure that its business can continue to operate in the event of a failure of the IT Systems (whether due to natural disaster, power failure or otherwise).

       17.2.8 The Cric Info website had 591 million page views in 1999. Since the end of 1999 there has not been a material reduction in the number of page views for the Cricinfo website.

18.    LEGISLATION

       The Company has not received notice of and is not aware of any allegation of breach of the requirements of any legislation which is applicable to it.

                                    Part 2

                              Taxation warranties

19.   TAXATION

19.1  General

      19.1.1   Notices and returns

      All notices, returns, computations and registrations of the Company for the purposes of Taxation have been made punctually on a proper basis and are correct in all material respects and none of them is the subject of any dispute with any Taxation Authority.

      19.1.2 All information supplied by the Company for the purposes of Taxation was when supplied and remains complete and accurate in all material respects.

      19.1.3   Payment of Tax due

      All Taxation which the Company is liable to pay prior to Completion has been or will be so paid prior to Completion.

      19.1.4   Penalties or interest on Tax

      The Company has not within the period of six years ending on the date of this Agreement paid or become liable to pay any penalty, fine, surcharge or interest charged by virtue of the provisions of the TMA or any other Taxation Statute.

      19.1.5 Compliance with PAYE, national insurance contribution and Tax collection obligations

      (a) in all material respects all income tax deductible and payable under the PAYE system and/or any other Taxation Statute has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and all amounts due to be paid to the Inland Revenue prior to the date of this Agreement have been so paid, including all Tax chargeable on benefits provided for directors, employees or former employees of the Company or any persons required to be treated as such.

      (b) All deductions and payments required to be made under any Taxation Statute in respect of national insurance and social security contributions (including employer's contributions) have been so made in all material respects.

      (c) All payments by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company (if required by law to do so) has accounted to the Inland Revenue for the Tax so deducted.

      (d) Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

      (e) The Disclosure Documents contain details so far as they affect the Company of all current dispensations agreed with the Inland Revenue in relation to PAYE and all notifications given by the Inland Revenue under section 166, ICTA 1988.

      19.1.6   Investigations

      The Company has not been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority and there are no circumstances existing which make it likely that a visit, audit, investigation, discovery or access order will be made.

      19.1.7   Residence

      The Company is and always has been resident for Taxation purposes only in the jurisdiction in which it is incorporated.

      19.1.8   Tax provision

      Full provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received or deemed to be earned, accrued or received on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Accounts and proper provision has been made in the Accounts for deferred Taxation in accordance with generally accepted accounting principles.

      19.1.9   Concessions and arrangements

      The amount of Taxation chargeable on the Company during any accounting period ending on or within the six years before the Balance Sheet Date has not depended on any concessions, agreements or other formal or informal arrangements with any Taxation Authority.

      19.1.10  Anti-avoidance provisions

      The Company has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in or the deferral of a liability to Taxation.

19.2  VAT

      19.2.1   Returns and payments

      (a) The Company is a taxable person duly registered for the purposes of VAT.

      (b) The Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, has promptly submitted accurate returns in all material respects , and the Company maintains full and accurate VAT records in all material respects, has never been subject to any interest, forfeiture, surcharge or penalty nor been given any notice under sections 59 or 64, VATA nor been given a warning within section 76(2), VATA nor has the

               Company been required to give security under paragraph 4 of
               Schedule 11, VATA.

      (c) VAT has been duly paid or provision has been made in the Accounts for all amounts of VAT for which the Company is liable.

19.3  Stamp duty

      19.3.1   Stamp duty

      All stampable documents subject to UK stamp duty wheresoever executed (other than those which have ceased to have any legal effect) to which the Company is a party have been duly stamped or stamped with a particular stamp denoting that no stamp duty is chargeable. Since the Balance Sheet Date there have been and are no circumstances or transactions to which the Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on the Company.

      19.3.2   Stamp duty reserve tax

      Since the Balance Sheet Date the Company has not incurred any liability to or been accountable for any stamp duty reserve tax and there has been no agreement within section 87(1), FA 1986 which could lead to the Company incurring such a liability or becoming so accountable.

                                  SCHEDULE 6

                               Final Completion

                                    Part 1

On Final Completion, the Company shall deliver to the Investor:

1. A certified copy (appropriate for filing at the Companies Registry) of a members' resolution adopting new Articles together with a copy (appropriate for filing) of such Articles;

2. A certified copy of resolutions of the Board of Directors of the Company authorising the issue and allotment of the Subscription Shares and the Additional Subscription Shares together with an appropriate Share Certificate duly executed by the Company in favour of the Investor (or its nominee(s);

3.   A certified copy of the updated register of members of the Company; and

4. A certified copy of the resolution of the Board of Directors of the Company appointing such person as the Investor shall nominate as the first Investor Director.

                                    Part 2

Subject to Clause 6.1.1, on Final Completion, the Investor shall deliver to the Company (or the Company's representative on behalf of the Company):

1.   the Consideration ADRs representing the Consideration Stock.

                                  SCHEDULE 7

                          INVESTMENT REPRESENTATIONS

The Company hereby represents and warrants as follows, in each case as at the date hereof and as of Final Completion:

1. The Company is not a US Person (as defined in Regulation S under the US Securities Act of 1933, as amended (the "Securities Act")).

2. The Company acknowledges that the Investor ADRs representing Investor's stock have not been registered under the Securities Act or the laws of any foreign jurisdiction.

3. The Company agrees to offer, sell or deliver the Investor ADRs representing Investor's stock only in accordance with the provisions of Regulation S under the Securities Act or pursuant to an effective registration of the Investor ADRs representing Investor's stock under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

4. The purchase of the Investor ADRs representing Investor's stock is not part of a plan or scheme on the part of the Company to evade the registration provisions of the Securities Act.

5. The Company will not offer, sell or deliver the Investor ADRs representing Investor's stock to or for the account of a US Person or for the benefit of any person whom the Company knows or reasonably believes to be a US Person prior to forty days after the date hereof (and it will send to any dealer to whom it sells Investor ADRs representing Investor's stock during such period a confirmation or other notice setting forth the foregoing restrictions on offers and sales of the Investor ADRs representing Investor's stock) otherwise than pursuant to an effective registration of the Investor ADRs representing Investor's stock under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

6. The Company is acquiring the Investor ADRs representing Investor's stock for the Company's own account. It is not acquiring the Investor ADRs representing Investor's stock with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of any federal or state securities laws.

7. The Company understands that appropriate restrictive legends may be placed on the certificates representing the Investor ADRs representing Investor's stock acquired by the Company hereunder but that these will be removed upon the Company representing to the Investor and the Depository of the Investor ADRs that the relevant Investor ADRs have been sold pursuant to an effective registration statement under the Securities Act.

8. The Company understands that a notation shall be made prior to Final Completion indicating that such Investor ADRs representing Investor's stock is subject to restrictions on transfer and appropriate stop-transfer instruction will be issued to the securities transfer agent with respect to the Investor ADRs representing Investor's stock but that these will be removed upon the Company representing to the Investor and the Depository of the Investor ADRs that the relevant Investor ADRs have been sold pursuant to an effective registration statement under the Securities Act.

                                  SCHEDULE 8

                             Intellectual Property

                                    Part 1

                       Registered Intellectual Property

                          TRADE MARK LIST - CRICINFO

Trade Mark     Country      Class            Status    Filing Date    Filing Nr
--------------------------------------------------------------------------------
CRICINFO       Australia    16, 25, 28, 38,  Pending     11 Nov 1999     813323
                            41
-------------------------------------------------------------------------------
CRICINFO       Australia    9                Pending     02 Feb 2000     821975
-------------------------------------------------------------------------------
CRICINFO       Bangladesh   9                Pending     01 Feb 2000      63463
-------------------------------------------------------------------------------
CRICINFO       Bangladesh   28               Pending     01 Feb 2000      63461
-------------------------------------------------------------------------------
CRICINFO       Bangladesh   25               Pending     01 Feb 2000      63460
-------------------------------------------------------------------------------
CRICINFO       Bangladesh   16               Pending     01 Feb 2000      63462
-------------------------------------------------------------------------------
CRICINFO       India        9                Pending     20 Aug 1999     872511
-------------------------------------------------------------------------------
CRICINFO       India        16               Pending     20 Aug 1999     872508
-------------------------------------------------------------------------------
CRICINFO       India        25               Pending     20 Aug 1999     872510
-------------------------------------------------------------------------------
CRICINFO       India        28               Pending     20 Aug 1999     872512
-------------------------------------------------------------------------------
CRICINFO       New Zealand  16               Published   02 Nov 1999     602246
-------------------------------------------------------------------------------
CRICINFO       New Zealand  41               Published   02 Nov 1999     602250
-------------------------------------------------------------------------------
CRICINFO       New Zealand  38               Published   02 Nov 1999     602249
-------------------------------------------------------------------------------
CRICINFO       New Zealand  28               Published   02 Nov 1999     602248
-------------------------------------------------------------------------------
CRICINFO       New Zealand  25               Published   02 Nov 1999     602247
-------------------------------------------------------------------------------
CRICINFO       New Zealand  9                Published   02 Nov 1999     607481
-------------------------------------------------------------------------------
CRICINFO       Pakistan     9                Pending     02 Feb 2000     160642
-------------------------------------------------------------------------------
CRICINFO       Pakistan     16               Pending     02 Feb 2000     160643
-------------------------------------------------------------------------------
CRICINFO       Pakistan     25               Pending     02 Feb 2000     160644
-------------------------------------------------------------------------------
CRICINFO       Pakistan     28               Pending     02 Feb 2000     160639
-------------------------------------------------------------------------------
CRICINFO       South Africa 16               Pending     20 Oct 1999   99/19338
-------------------------------------------------------------------------------

CRICINFO       South Africa   25               Pending     20 Oct 1999  99/19339
--------------------------------------------------------------------------------
CRICINFO       South Africa   28               Pending     20 Oct 1999  99/19340
--------------------------------------------------------------------------------
CRICINFO       South Africa   38               Pending     20 Oct 1999  99/19341
--------------------------------------------------------------------------------
CRICINFO       South Africa   41               Pending     20 Oct 1999  99/19342
--------------------------------------------------------------------------------
CRICINFO       South Africa   9                Pending     02 Feb 2000 2000/1631
--------------------------------------------------------------------------------
CRICINFO       Sri Lanka      9                Pending
--------------------------------------------------------------------------------
CRICINFO       Sri Lanka      41               Pending
--------------------------------------------------------------------------------
CRICINFO       Sri Lanka      38               Pending
--------------------------------------------------------------------------------
CRICINFO       Sri Lanka      28               Pending
--------------------------------------------------------------------------------
CRICINFO       Sri Lanka      25               Pending
--------------------------------------------------------------------------------
CRICINFO       Sri Lanka      16               Pending
--------------------------------------------------------------------------------
CRICINFO       United Kingdom 16,25,28,38,41   Published   23 July 1999  2203842
--------------------------------------------------------------------------------
CRICINFO       United Kingdom 9                Registered  28 Jan 2000   2221867
--------------------------------------------------------------------------------
CRICSHOP       United Kingdom 9, 14, 16, 21,   Published   28 Jan 2000   2220677
                              25, 28, 41
--------------------------------------------------------------------------------
CRICINFO       USA            16, 25, 28, 35,  Pending     10 Sept 1999  75/796
                              38, 41                                     867
--------------------------------------------------------------------------------
CRICINFO       USA            9                Pending     07 Mar 2000
--------------------------------------------------------------------------------

                                    Part 2

                                  IP Licences

Key:-
CI   -    CricInfo Limited
NZC  -    New Zealand Cricket
ZCU  -    Zimbabwe Cricket Union
UCB  -    United Cricket Board of South Africa
IDI  -    ICC Development (International) Ltd
BCB  -    Bangladesh Cricket Board
AFP  -    Agence France-Presse

DNP  -    Network Publishing
--------------------------------------------------------------------------------
Doc. No.       Description                             Parties
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4.1.1          Website hosting agreement               NZC, CI
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4.1.2          Website hosting agreement               ZCU, CI
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4.1.3(a)       Website hosting agreement               UCB, CI
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4.1.3(b)       Website hosting agreement               UCB, Mweb and CI joint
                                                       venture
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4.1.3(c)       Joint website hosting agreement         Mweb, CI
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4.1.4/DDI 24   Joint website hosting agreement         Nine MSN, CI
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4.1.5          Website hosting agreement               IDI, CI, shareholders of
                                                       CI
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4.1.6          Website hosting agreement               BCB, CI
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4.1.7          Joint website hosting agreement         Channel 4, CI (expired)
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4.2.1/DDI 25   Content Supply Agreement                Yahoo! UK Limited, CI
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4.2.2/DDI 21   Content Supply Agreement                123India.com, CI
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4.2.3/DDI 22   Content Supply Agreement                Home India Online
                                                       Services, CI
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4.2.4          Content Supply Agreement                Goyogi, Inc., CI
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4.3.1          Content Supply Agreement, with          AFP, CI
               letter dated 6 March 2000
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4.3.2          Content Supply Agreement                Allsport, CI
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4.3.3          Content Supply Agreement                PA News Limited, CI
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4.4.1          Co-marketing Agreement                  DNP, CI
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4.4.2          [Deleted - Expired contract]
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4.4.3          Co-marketing Agreement                  Gray Cell, Inc., CI
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4.4.4          Co-marketing Agreement                  Mob-e.com, CI
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4.4.5          Co-marketing Agreement                  Praja, Inc., CI
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4.4.6          Co-marketing Agreement                  Ntl, CI
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4.5.1          Mirror Site Hosting Agreement           Mweb, CI
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4.5.3          Mirror Site Hosting Agreement           Net Space, CI
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                                       55

-------------------------------------------------------------------------------
4.5.5               Mirror Site Hosting Agreement      Dishnet, CI
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4.5.7               Hardware Supply and Service        Level 3, CI
                    Agreements
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4.5.10              Mirror Site Hosting Agreement      Mantra Online, CI
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5.1.1               Marketing Agreement                NMMS (now Adlink), CI
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5.1.2               Marketing Agreement                Ninemsn, CI
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5.1.4               Marketing Agreement                Oracle, CI
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5.1.5               Marketing Agreement                Intercept Consulting, CI
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5.2.1               Sponsorship Agreement              NZC, Inc., CI
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5.2.2               Sponsorship Agreement              WCAI, CI
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5.2.3               Sponsorship Agreement              WCAI, CI
-------------------------------------------------------------------------------
5.3.1               Trade Mark Licensing Agreement     Codemasters Software
                                                       Company Limited, CI
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Not numbered/DD27   Messenger Agreement                Yahoo! UK Limited, CI
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                                       56

                                  SCHEDULE 9

                            Information Technology

                                    Part 1

                                  IT Systems

Equipment wholly owned and controlled by the Company

"Login" AMD 450 256Meg RAM - responsible for handling interactive logins and mail.

"Dougie" AMD 450 256Meg RAM - live scoring machine.

"Master" DUAL PIII 450 1GB RAM - holds master copy of the database.

"Adlib" DUAL PIII 450 1GB RAM - advertisement serving and logging machine.

"Mirror" PIII 450 512Meg RAM

"Loghost" DUAL PII 450 1GB RAM 120GB RAID array

"Nameserver" AMD300 256MB

"Firewall" AMD300 256MB

"Office Server" PIII 9Gig IDE 17 Gig SCSI 256 MB RAM, HP Tapestore, 20Gig Panasonic DVD writer, internal Zip drive.

"Backup" PIII 450 256MB RAM 2x240 Gigbyte RAID arrays, SCSI tape library.

"IRC2 UK" Single Pentium 400 256 Meg RAM IRC server

"Redirect" IRC#1 server and virtual host redirection PIII 450 512MB RAM

"Spare server" 1GB twin PIII 500

In addition, there are a number of development machines used by the Company's technical teams.


Equipment owned / hosted by third parties

Australia - 2 x Dual PIII 512Meg - owned and hosted by Netscape (Melbourne).

Australia - 3 x PIII 512Meg RAM - owned and hosted by Hostworx (Adelaide)

South Africa - 3 x Dual PIII 450 512MB RAM - Compaq machines owned and hosted by M-Web

Pakistan - 1 x Dual PIII 450 1GB Ram - owned and hosted by WOL

India - 5 servers one of which is Dual PIII 450 1GB Ram (owned by the Company)

                                  SCHEDULE 10

                          Matters Pending Completion

The Company shall not, except with the prior written consent of the Investor:

1. increase the amount of its authorised or issued Share capital, issue and allot Shares (save for the issue of Shares to a further strategic partner of the Company approved by the Board as a non SIL Shareholder except at a valuation lower than SIL's current subscription price), grant any option (save for options granted pursuant to any employee share option scheme adopted by the Company) or other interest (in the form of convertible securities or in any other form) over or in its share capital, redeem or purchase any of its own Shares or effect any other reorganisation of its share capital;

2. issue any loan capital of a value in excess of (Pounds)1 million or enter into any commitment with any person with respect to the issue of any such loan capital;

3. make any borrowing, secured or unsecured, other than from its bankers in the ordinary and usual course of business and ensure that its banking facilities do not enable it to have more than (Pounds)3 million in aggregate borrowed at any one time;

4. pass any resolution for its winding up (unless it shall have become insolvent);

5. engage in any business, directly or through a subsidiary other than in connection with cricket-related businesses or defray any monies other than bona fide for the purposes of or in connection with the carrying on of the business of the Company worldwide;

6. close down or substantially divest any ongoing business operation directly or through a subsidiary;

7.   amalgamate or merge with any other company or business undertaking;

8. vary in any respect its memorandum or articles of association or the rights attaching to any of its Shares;

9.   alter its name;

10.  sell or transfer the domain names cricinfo.com and cricket.org;

11. enter into any arrangement, contract or transaction outside the normal course of its business or otherwise than on arm's length terms;

12.  adopt or amend its annual Business Plan;

13.  change either:

13.1 its auditors; or

13.2 alter its accounting reference date;

14. declare or pay any dividend or make any other distribution (by way of capitalisation, repayment or in any other manner) out of its distributable profits or any of its reserves;

15. dismiss any owner-director in circumstances in which it incurs or agrees to bear redundancy or other costs in excess of (Pounds)100,000 in total;

SIGNED by Dr. Simon King          )

for and on behalf of              )

CRICINFO LIMITED                  )


SIGNED by T. R. Santhanakrishnan  )

for and on behalf of              )

SATYAM INFOWAY LIMITED            )


SIGNED by DR. SIMON KING          )


SIGNED by BADRINARAYANAN SESHADRI )


SIGNED by ALEXANDER BALFOUR       )


SIGNED by PETER GRIFFITHS         )